Exhibit 99.1

Jack in the Box Inc. Reports First Quarter 2023 Earnings

Jack in the Box same-store sales of +7.8%, +9.0% on a two-year basis

Del Taco same-store sales of +3.0%, +7.4% on a two-year basis(1)

Jack in the Box systemwide sales growth of +7.9%, Del Taco systemwide sales growth of +2.9%(1)

Diluted EPS of $2.54; Operating EPS of $2.01

6 New Restaurant Openings, 1 Restaurant Closure for Jack in the Box

Jack in the Box added 4 development agreements for 36 future restaurants in Q1, now totaling 72 agreements for 303 restaurants since program launch

Jack in the Box completes new-franchisee development agreements for entry into Florida and Arkansas

SAN DIEGO--(BUSINESS WIRE)--March 1, 2023--Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco segments in the first quarter, ended January 22, 2023.

"We are very pleased with our first quarter results, and enthusiastic about the momentum we are building for 2023 and our ongoing transformation story," said Darin Harris, Jack in the Box Chief Executive Officer. "We continue to see our marketing, operations and development strategies take hold which, along with outstanding execution by franchisees and operators, produced strong top-line performance, improved restaurant metrics, and an excellent start to the year. Traffic improvement and robust comps, combined with anticipated positive net unit growth, position us to drive meaningful systemwide sales growth in 2023, and improve franchise profitability in an operating environment that remains challenging."

Jack in the Box Performance

Same-store sales increased 7.8% in the first quarter with franchise same-store sales of 7.4% and company-operated same-store sales of 12.6%. Company-operated restaurants experienced growth in both average check and traffic while franchise restaurants had growth in average check, partially offset by a decline in traffic. Systemwide sales for the first quarter increased 7.9%.

Restaurant-Level Margin(2), a non-GAAP measure, was 19.8%, an increase of 150 bps from a year ago driven by strong sales leverage and change in mix of restaurants.

Franchise-Level Margin(2), a non-GAAP measure, was 44.4%, an increase of 280 bps from a year ago, driven by higher sales and rent contribution, additional revenue from the Hawaii transaction, and lower costs toward bad debt expense. When removing this previously announced Hawaii transaction — which included a one-time payoff of enhanced royalty rates prior to the sale of the market, positively impacting Jack franchise revenues by $6.7 million and Operating EPS by $0.23 — Franchise-Level Margin for the first quarter was 42.8%.

Jack net restaurant count was positive in the first quarter, with six franchise openings and one company-owned closure. As of Q1, and since the launch of the development program in mid-2021, the Company currently has 72 signed agreements for a total of 303 restaurants. Under these agreements, 25 restaurants have opened, leaving 278 remaining for future development. In the first quarter and thereafter, Jack in the Box also completed new franchisee development agreements to enter Arkansas and Florida, as well as additional agreements to expand and further develop the existing St. Louis, Hawaii and Nashville markets. It will be the first time in over 30 years Jack in the Box has had a presence in Florida, and the first time in the brand's history to open in Arkansas.

Jack in the Box Same-Store Sales:

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Company	12.6%	(0.3)%
Franchise	7.4%	1.4%
System	7.8%	1.2%

Jack in the Box Restaurant Counts:

	2023			2022
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q1	146	2,035	2,181	163	2,055	2,218
New	—	6	6	—	2	2
Acquired from franchisees	—	—	—	4	(4)	—
Refranchised	(5)	5	—	—	—	—
Closed	(1)	—	(1)	(2)	(10)	(12)
Restaurant count at end of Q1	140	2,046	2,186	165	2,043	2,208
Q1 Net Restaurant Increase/(Decrease)	(6)	11	5
YTD Restaurant % Increase/(Decrease)	(4.1)%	0.5%	0.2%

Del Taco Performance(1)

Same-store sales increased 3.0% in the first quarter, comprised of franchise same-store sales growth of 2.8% and Company-operated same-store sales growth of 3.1%. Sales performance was boosted by the 20 Under $2 value platform and menu price, partially offset by changes in menu mix and transaction declines. Systemwide sales for the fiscal first quarter increased 2.9% driven by positive results in both franchise and company-operated same-store sales.

Restaurant-Level Margin, a non-GAAP measure, was 16.1% while Franchise-Level Margin, a non-GAAP measure, was 39.6%.

Del Taco had a first quarter net increase of one restaurant, comprised of two franchise openings and one company-owned closure. The company also refranchised 16 Del Taco restaurants in California during the first quarter to an existing Jack in the Box franchisee, which included a development agreement for 16 new Del Taco restaurants to be built within California in the near future. During Q1, Del Taco signed 2 additional development agreements for 10 new restaurants in North Tampa and Palm Beach, Florida.

Del Taco Same-Store Sales(1):

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Company	3.1%	3.4%
Franchise	2.8%	5.4%
System	3.0%	4.4%

Del Taco Restaurant Counts(1):

	2023			2022
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning of Q1	290	301	591	296	306	602
New	—	2	2	1	1	2
Refranchised	(16)	16	—	—		—
Closed	(1)	—	(1)	(3)	(1)	(4)
Restaurant count at end of Q1	273	319	592	294	306	600
Q1 Net Restaurant Increase/(Decrease)	(17)	18	1
YTD Net Restaurant % Increase/(Decrease)	(5.9)%	6.0%	0.2%

Company-Wide Performance

First quarter diluted earnings per share was $2.54. Operating Earnings Per Share(3), a non-GAAP measure, was $2.01 in the first quarter of fiscal 2023 compared with $1.97 in the prior year quarter. In addition to the $0.23 positive impact from the Hawaii transaction, this also included a one-time negative litigation impact of $0.22.

Total revenues increased 52.9% to $527.1 million, compared to $344.7 million in the prior year quarter. Net earnings increased to $53.3 million for the first quarter of fiscal 2023, compared with $39.3 million for the first quarter of fiscal 2022. Adjusted EBITDA(4), a non-GAAP measure, was $110.6 million in the first quarter of fiscal 2023 compared with $91.2 million for the prior year quarter.

Company-wide SG&A expense for the first quarter was $50.1 million, an increase of $25.1 million compared to the prior year quarter, driven primarily by the litigation impact mentioned above, as well as $17.8 million of SG&A expenses related to Del Taco, and partially offset by mark-to-market changes in the cash surrender value of company owned life insurance ("COLI") policies, net of changes in our deferred compensation obligation supported by these policies, resulting in a year-over-year decrease of $6.2 million. When excluding net COLI gains/losses, G&A was 2.7% of systemwide sales.

The effective tax rate for the first quarter of fiscal year 2023 was 26.7% compared to 26.5% in fiscal year 2022. The major components of the increase in tax rate were non-deductible goodwill decrements in the current year offset by non-taxable COLI gains in the current year as opposed to non-deductible losses in the prior year. The Non-GAAP, Operating EPS tax rate for the first quarter was 26.5%.

(1)

Del Taco same-store sales on a two-year basis and all prior year comparisons are pro forma and based on the time period of Jack in the Box’s full two-year fiscal calendar. We believe Del Taco's information on this time period is useful to investors as they have a direct effect on the company's profitability.

(2)

Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3)

Operating Earnings Per Share represents diluted earnings per share on a GAAP basis of $2.54 excluding acquisition, integration, and restructuring costs of $0.08; COLI (gains) losses, net of ($0.27); pension and post-retirement benefit costs of $0.10; gains on sale of real estate to franchisees of ($0.45); refranchising gains of ($0.18); excess tax shortfall from share-based compensation arrangements of $0.01; and the tax impact of these adjustments of $0.19. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.

(4)

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, the amortization of favorable and unfavorable leases and subleases, net and the amortization of franchise tenant improvement allowances and incentives. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation

The company repurchased 0.2 million shares of our common stock for an aggregate cost of $15.0 million in the first quarter. As of January 22, 2023, there was $160 million remaining under the Board-authorized stock buyback program. The company is now committed to executing $60 million in share repurchases in FY 2023.

On February 24, 2023, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on March 28, 2023 to shareholders of record as of the close of business on March 15, 2023. Future dividends will be subject to approval by our Board of Directors.

Conference Call

The Company will host a conference call for analysts and investors on Wednesday, March 1, 2023, beginning at 8:00 a.m. PT (11:00 a.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 330-2508 and using ID 4115265.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with more than 2,200 restaurants across 21 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 600 restaurants across 16 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.

Category: Earnings

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Revenues:
Company restaurant sales	$270,191	$120,056
Franchise rental revenues	108,830	103,099
Franchise royalties and other	76,390	60,755
Franchise contributions for advertising and other services	71,685	60,801
	527,096	344,711
Operating costs and expenses, net:
Food and packaging	81,933	37,537
Payroll and employee benefits	88,641	39,725
Occupancy and other	51,371	20,877
Franchise occupancy expenses	67,224	63,983
Franchise support and other costs	1,877	3,911
Franchise advertising and other services expenses	74,570	63,308
Selling, general and administrative expenses	50,142	25,029
Depreciation and amortization	19,402	12,496
Pre-opening costs	331	310
Other operating (income) expenses, net	(5,501)	3,843
Gains on the sale of company-operated restaurants	(3,825)	(48)
	426,165	270,971
Earnings from operations	100,931	73,740
Other pension and post-retirement expenses, net	2,144	93
Interest expense, net	26,148	20,187
Earnings before income taxes	72,639	53,460
Income taxes	19,385	14,190
Net earnings	$53,254	$39,270

Net earnings per share:
Basic	$2.55	$1.85
Diluted	$2.54	$1.85

Weighted-average shares outstanding:
Basic	20,921	21,205
Diluted	21,000	21,247

Dividends declared per common share	$0.44	$0.44

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	January 22, 2023	October 2, 2022
ASSETS
Current assets:
Cash	$153,846	$108,890
Restricted cash	27,772	27,150
Accounts and other receivables, net	56,987	103,803
Inventories	5,070	5,264
Prepaid expenses	11,247	16,095
Current assets held for sale	4,600	17,019
Other current assets	4,828	4,772
Total current assets	264,350	282,993
Property and equipment:
Property and equipment, at cost	1,251,566	1,228,916
Less accumulated depreciation and amortization	(826,928)	(810,752)
Property and equipment, net	424,638	418,164
Other assets:
Operating lease right-of-use assets	1,327,654	1,332,135
Intangible assets, net	11,951	12,324
Trademarks	283,500	283,500
Goodwill	359,511	366,821
Other assets, net	235,414	226,569
Total other assets	2,218,030	2,221,349
	$2,907,018	$2,922,506
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$30,110	$30,169
Current operating lease liabilities	168,946	171,311
Accounts payable	37,519	66,271
Accrued liabilities	224,740	253,932
Total current liabilities	461,315	521,683
Long-term liabilities:
Long-term debt, net of current maturities	1,793,395	1,799,540
Long-term operating lease liabilities, net of current portion	1,177,309	1,165,097
Deferred tax liabilities	42,084	37,684
Other long-term liabilities	135,983	134,694
Total long-term liabilities	3,148,771	3,137,015
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,617,362 and 82,580,599 issued, respectively	826	826
Capital in excess of par value	511,924	508,323
Retained earnings	1,886,980	1,842,947
Accumulated other comprehensive loss	(53,493)	(53,982)
Treasury stock, at cost, 62,019,871 and 61,799,221 shares, respectively	(3,049,305)	(3,034,306)
Total stockholders’ deficit	(703,068)	(736,192)
	$2,907,018	$2,922,506

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Cash flows from operating activities:
Net earnings	$53,254	$39,270
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19,402	12,496
Amortization of franchise tenant improvement allowances and incentives	1,215	1,234
Deferred finance cost amortization	1,616	1,722
Tax deficiency from share-based compensation arrangements	143	38
Deferred income taxes	3,385	2,317
Share-based compensation expense	3,534	1,018
Pension and post-retirement expense	2,144	93
(Gains) losses on cash surrender value of company-owned life insurance	(6,631)	579
Gains on the sale of company-operated restaurants	(3,825)	(48)
Gains on the disposition of property and equipment, net	(10,009)	(617)
Impairment charges and other	483	919
Changes in assets and liabilities, excluding acquisitions:
Accounts and other receivables	37,813	19,910
Inventories	194	(351)
Prepaid expenses and other current assets	6,953	2,720
Operating lease right-of-use assets and lease liabilities	11,281	10,218
Accounts payable	(31,285)	(5,218)
Accrued liabilities	(24,677)	(47,849)
Pension and post-retirement contributions	(1,688)	(2,075)
Franchise tenant improvement allowance and incentive disbursements	(527)	(1,166)
Other	(303)	(1,159)
Cash flows provided by operating activities	62,472	34,051
Cash flows from investing activities:
Purchases of property and equipment	(24,028)	(9,401)
Proceeds from the sale of property and equipment	22,103	2,245
Proceeds from the sale and leaseback of assets	—	1,576
Proceeds from the sale of company-operated restaurants	17,609	48
Other	—	(1,305)
Cash flows provided by (used in) investing activities	15,684	(6,837)
Cash flows from financing activities:
Principal repayments on debt	(7,557)	(223)
Payment of debt issuance costs	—	(2,090)
Dividends paid on common stock	(9,154)	(9,257)
Proceeds from issuance of common stock	—	49
Repurchases of common stock	(14,999)	—
Payroll tax payments for equity award issuances	(868)	(795)
Cash flows used in financing activities	(32,578)	(12,316)
Net increase in cash and restricted cash	45,578	14,898
Cash and restricted cash at beginning of period	136,040	73,568
Cash and restricted cash at end of period	$181,618	$88,466

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Revenues:
Company restaurant sales	51.3%	34.8%
Franchise rental revenues	20.6%	29.9%
Franchise royalties and other	14.5%	17.6%
Franchise contributions for advertising and other services	13.6%	17.6%
	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	30.3%	31.3%
Payroll and employee benefits (1)	32.8%	33.1%
Occupancy and other (1)	19.0%	17.4%
Franchise occupancy expenses (excluding depreciation and amortization) (2)	61.8%	62.1%
Franchise support and other costs (3)	2.5%	6.4%
Franchise advertising and other services expenses (4)	104.0%	104.1%
Selling, general and administrative expenses	9.5%	7.3%
Depreciation and amortization	3.7%	3.6%
Pre-opening costs	0.1%	0.1%
Other operating (income) expenses, net	(1.0)%	1.1%
Gains on the sale of company-operated restaurants	(0.7)%	—%
Earnings from operations	19.1%	21.4%
Income tax rate (5)	26.7%	26.5%
____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from operations and before income taxes.

Jack in the Box systemwide sales (in thousands):

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Company-operated restaurant sales	$126,142	$120,056
Franchised restaurant sales (1)	1,208,983	1,117,676
Systemwide sales (1)	$1,335,125	$1,237,732
____________________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

Del Taco systemwide sales (in thousands):

	16 Weeks Ended
	January 22, 2023	January 23, 2022 (1)
Company-operated restaurant sales	$144,049	$143,418
Franchised restaurant sales (2)	$146,098	$138,503
Systemwide sales (2)	$290,147	$281,921
____________________________
(1)	Del Taco has been presented on a pro forma basis has been derived from unaudited financial information to conform to our fiscal year and is for informational purposes only.
(2)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding acquisition, integration, and restructuring costs; COLI losses (gains), net; pension and post-retirement benefit costs; gains on sale of real estate to franchisees; and gains on the sale of company-operated restaurants. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share. Figures may not add due to rounding.

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Net income, as reported	$53,254	$39,270
Acquisition, integration, and restructuring costs	1,651	3,013
Net COLI (gains) losses	(5,724)	445
Pension, post-retirement benefit costs	2,144	93
Gains on sale of real estate to franchisees	(9,467)	—
Refranchising gains	(3,825)	(48)
Excess tax shortfall from share-based compensation arrangements	143	38
Tax impact of adjustments (1)	4,002	(873)
Non-GAAP adjusted net income	$42,178	$41,938

Weighted-average shares outstanding - diluted	21,000	21,247

Diluted earnings per share – GAAP	$2.54	$1.85
Acquisition, integration, and restructuring costs	0.08	0.14
Net COLI (gains) losses	(0.27)	0.02
Pension, post-retirement benefit costs	0.10	—
Gains on sale of real estate to franchisees	(0.45)	—
Refranchising gains	(0.18)	—
Excess tax shortfall from share-based compensation arrangements	0.01	—
Tax impact of adjustments (1)	0.19	(0.04)
Operating Earnings Per Share – non-GAAP (2)	$2.01	$1.97
____________________
(1)	Tax impact calculated using the non-GAAP Operating EPS tax rate of 26.5% in the current year and 26.4% in the prior year.
(2)	Operating Earnings Per Share may not add due to rounding.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, amortization of favorable and unfavorable leases and subleases, net and the amortization of franchise tenant improvement allowances and other. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	16 Weeks Ended
	January 22, 2023	January 23, 2022
Net earnings - GAAP	$53,254	$39,270
Income taxes	19,385	14,190
Interest expense, net	26,148	20,187
Gains on the sale of company-operated restaurants	(3,825)	(48)
Other operating (income) expenses, net	(5,501)	3,843
Depreciation and amortization	19,402	12,496
Amortization of favorable and unfavorable leases and subleases, net	541	—
Amortization of franchise tenant improvement allowances and other	1,215	1,234
Adjusted EBITDA – non-GAAP	$110,619	$91,172

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, other operating expenses (income), net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	Jack in the Box		Del Taco
	January 22, 2023	January 23, 2022	January 22, 2023	January 23, 2022
Earnings from operations - GAAP	$93,775	$73,740	$7,156	$—
Franchise rental revenues	(106,096)	(103,099)	(2,734)	—
Franchise royalties and other	(69,366)	(60,755)	(7,024)	—
Franchise contributions for advertising and other services	(65,313)	(60,801)	(6,372)	—
Franchise occupancy expenses	64,555	63,983	2,669	—
Franchise support and other costs	1,416	3,911	461	—
Franchise advertising and other services expenses	67,958	63,308	6,612	—
Selling, general and administrative expenses	32,380	25,029	17,762	—
Depreciation and amortization	11,029	12,496	8,373	—
Pre-opening costs	281	310	50
Other operating (income) expenses, net	(6,463)	3,843	962	—
Gains on the sale of company-operated restaurants	845	(48)	(4,670)	—
Restaurant-Level Margin- Non-GAAP	$25,001	$21,917	$23,245	$—

Company restaurant sales	$126,142	$120,056	$144,049	$—

Restaurant-Level Margin % - Non-GAAP	19.8%	18.3%	16.1%	—%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, other operating expenses (income), net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	Jack in the Box		Del Taco
	January 22, 2023	January 23, 2022	January 22, 2023	January 23, 2022
Earnings from operations - GAAP	$93,775	$73,740	$7,156	$—
Company restaurant sales	(126,142)	(120,056)	(144,049)	—
Food and packaging	41,326	37,537	40,607	—
Payroll and employee benefits	39,438	39,725	49,203	—
Occupancy and other	20,377	20,877	30,993	—
Selling, general and administrative expenses	32,380	25,029	17,762	—
Depreciation and amortization	11,029	12,496	8,373	—
Pre-opening costs	281	310	50	—
Other operating (income) expenses, net	(6,463)	3,843	962	—
Gains on the sale of company-operated restaurants	845	(48)	(4,670)	—
Franchise-Level Margin - Non-GAAP	$106,846	$93,453	$6,387	$—

Franchise rental revenues	$106,096	$103,099	$2,734	$—
Franchise royalties and other	69,366	60,755	7,024	—
Franchise contributions for advertising and other services	65,313	60,801	6,372	—
Total franchise revenues	$240,775	$224,655	$16,130	$—

Franchise-Level Margin % - Non-GAAP	44.4%	41.6%	39.6%	—%

Contacts

Chris Brandon
Vice President, Investor Relations
chris.brandon@jackinthebox.com
619.902.0269